ESOP 11-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator and Participants

Tompkins Financial Corporation

  Employee Stock Ownership Plan

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-184582, 333-163977, 333-206043, and 333-229469) of Tompkins Financial Corporation of our report dated June 28, 2022, relating to the financial statements and supplemental schedules of the Tompkins Financial Corporation Employee Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2021.

Elmira, New York

June 28, 2022